EXHIBIT 99.1

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED AUGUST 17, 2009 BY
VANGUARD NATURAL RESOURCES, LLC FROM SEGUNDO NAVARRO DRILLING, LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Segundo Navarro Drilling, Ltd.

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased August 17, 2009 by Vanguard Natural Resources, LLC from Segundo Navarro Drilling, Ltd. (the Partnership), for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of the Partnership’s internal control over financial reporting of the oil and gas properties purchased by Vanguard Natural Resources, LLC from the Partnership.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased August 17, 2009 by Vanguard Natural Resources, LLC from the Partnership for the years ended December 31, 2008 and 2007, in conformity with U.S. generally accepted accounting principles.

/s/ BKD, LLP

September 15, 2009
San Antonio, Texas

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED AUGUST 17, 2009 BY
VANGUARD NATURAL RESOURCES, LLC, FROM SEGUNDO NAVARRO DRILLING, LTD.

(in thousands)

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008
			(Unaudited)	(Unaudited)
Revenues	$27,314	$18,403	$4,879	$15,284
Direct operating expenses	(4,797)	(4,251)	(2,050)	(2,660)

Excess of revenues over direct operating expenses	$22,517	$14,152	$2,829	$12,624

The accompanying notes are an integral part of this financial statement.

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED AUGUST 17, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

Notes to Financial Statement

December 31, 2008 and 2007

Note 1:	THE PROPERTIES

On August 17, 2009, Vanguard Natural Resources, LLC (“Vanguard”), through its wholly-owned subsidiary Vanguard Permian, LLC, consummated a transaction to purchase oil and natural gas producing properties in south Texas (the “Properties”), from Segundo Navarro Drilling, Ltd. a wholly-owned affiliate of the Lewis Energy Group (“Lewis”).  The transaction was subject to normal closing adjustments, with an effective date of July 1, 2009.  After consideration of preliminary closing adjustments of approximately $1.8 million, total consideration for the Properties was $50.5 million in cash.

Note 2:	BASIS FOR PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by Lewis.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Vanguard’s net working interest in the properties acquired for the years ending December 31, 2008 and 2007 and the first six months of 2009 and 2008 prior to the closing date and are presented on the accrual basis of accounting.  Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The revenues and direct operating expenses exclude historical gains and losses from derivative contracts. Lewis’s hedge activity is based on total anticipated production rather than individual wells or fields. Therefore, gains and losses for specific properties are not readily determinable. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business including new commodity derivatives and inclusion of the above mentioned expenses.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Vanguard and Lewis, any claims, litigation or disputes pending as of the effective date (July 1, 2009) or any matters arising in connection with ownership of the properties prior to the effective date are retained by Lewis.  Notwithstanding this indemnification, Vanguard is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

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COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED AUGUST 17, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008 and 2007

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by Lewis, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

		Crude Oil and
(in thousands )		Natural Gas
	Natural Gas	Liquids
	(MMcf)	(Mbbl)
Total proved reserves:
Balance, December 31, 2006	29,236	197
Production	(2,709)	(48)
Revisions of previous estimates	(1,696)	25
Balance, December 31, 2007	24,831	174
Production	(2,941)	(54)
Revisions of previous estimates	1,992	(8)
Balance, December 31, 2008	23,882	112

Proved developed reserves:
Proved developed producing	19,626	141
Proved developed non-producing	1,319	9
Balance, December 31, 2007	20,945	150

Proved developed producing	15,845	70
Proved developed non-producing	1,319	9
Balance, December 31, 2008	17,164	79

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COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED AUGUST 17, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008 and 2007

FUTURE NET CASH FLOWS

Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.  For the December 31, 2008 and 2007 calculations in the following table, estimated future cash inflows from estimated future production of proved reserves were computed using year-end prices of $5.46 and $6.49 per MMBtu for natural gas for 2008 and 2007, respectively, and $38.34 and $88.86 per barrel of oil for 2008 and 2007, respectively. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves.  Future income tax expense has not been computed as Vanguard is not a tax paying entity.  This information does not purport to present the fair market value of Vanguard’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

	December 31, 2008	December 31,2007
(in thousands)

Future cash inflows	$171,594	$222,213
Future production costs	(59,009)	(56,359)
Future development costs	(12,840)	(7,580)

Future net cash flows	99,745	158,274
10 percent annual discount for estimated timing of cash flows	(52,407)	(76,666)

Discounted future net cash flows	$47,338	$81,608

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS
PROPERTIES PURCHASED AUGUST 17, 2009 BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

December 31, 2008 and 2007

The following table sets forth the principal sources of change in discounted future net cash flows for the years ended December 31, 2008 and 2007.

(in thousands)	2008	2007

Beginning of Year	$81,608	$52,664
Sales, net of production costs	(22,517)	(14,152)
Net change in prices and production costs	(27,409)	29,068
Change in future development costs	(8,661)	(15)
Accretion of discount	8,161	5,266
Revision of quantity estimates	12,199	(8,401)
Change in production rates, timing and other	3,957	17,178

End of Year	$47,338	$81,608